UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    May 22, 2003

MINUTEMAN INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Illinois	0-15582	36-2262931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 South Rohlwing Road, Addison, Illinois	60101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  630- 627-6900

Item 5.    Other Events.

On May 22, 2003, Minuteman International, Inc. (the “Company”) issued a press release announcing that the Company has agreed to a settlement with the Securities and Exchange Commission related to revenue recognition practices in periodic reports filed with the SEC.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press release issued by Minuteman International, Inc., dated May 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2003	By:	/s/ Gregory J. Rau
Gregory J. Rau
President and Chief Executive Officer